Exhibit 99.1

Texas Industries, Inc. Announces Results of Redemption of 5.5% Shared
Preference Redeemable Securities

          DALLAS, March 26 /PRNewswire-FirstCall/ -- Texas Industries, Inc. (NYSE: TXI) today announced the results of its call for redemption of all outstanding shares of TXI Capital Trust I’s 5.5% Shared Preference Redeemable Securities due 2028 (NYSE: TXI PrS).

          Holders of approximately $98.0 million liquidation amount of the 5.5% trust securities converted their trust securities into 1,910,477 shares of TXI’s common stock before the redemption date.  A total of approximately $0.9 million liquidation amount of the 5.5% trust securities were redeemed on the redemption date.  As of March 26, 2007, all of TXI Capital Trust I’s 5.5% trust securities have been converted into shares of TXI common stock or redeemed.  In conjunction therewith, all of TXI’s outstanding 5.5% convertible subordinated debentures were retired.

          TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregates, ready- mix concrete and concrete products.

SOURCE  Texas Industries, Inc.
          -0-                                                  03/26/2007
          /CONTACT:  Kenneth R. Allen, Vice President and Treasurer of Texas Industries, Inc., +1-972-647-6730, or fax, +1-972-647-3964, or investor@txi.com /
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          /Web site:  http://www.txi.com /
          (TXI)